SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2009

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey	07416
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 25, 2009, at a special meeting of the shareholders of the Sussex Bancorp (the “Registrant”), the shareholders approved an amendment to the Registrant’s Certificate of Incorporation to authorize 1,000,000 shares of preferred stock.  The Board of Directors will have the authority to set the specific terms, rate of dividends, preferences and conditions of any series of preferred stock upon its issuance, without further shareholder approval.

The amendment was effective upon the filing of Certificate of Amendment with the New Jersey Department of Revenue, which occured on March 3, 2009.

The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is attached to our Definitive Proxy Statement on Schedule 14A filed on January 28, 2009, and incorporated herein by reference.

In addition, on March 3, 2009, the Registrant issued a press release announcing that the Registrant’s Board of Directors has elected not to participate in the US Department of Treasury’s Capital Purchase Program (“CPP”). The Company had been approved on December 19, 2008 to sell $9,989,000 in preferred stock to Treasury under the CPP, and had taken all steps, including amending its certificate of incorporation to permit the issuance of preferred stock, needed to participate in the CPP.  A copy of the March 3, 2009 press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 8.01 and shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: March 3, 2009	By: /s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

CURRENT REPORT ON FORM 8-K

Exhibit No.	Description	Page No.

99.1	Press release announcing the Registrant's election not to participate	4
	in the CPP dated March 3, 2009